Exhibit 4.23
English Translation of Chinese Original
Form of Risk Operation Service Business Assets Transfer Agreement
By and between
[Applicable CNPC Subordinate Enterprise]
And
[Applicable PetroChina Branch]
November 19, 2008

Risk Operation Service Business Assets Transfer Agreement
This Risk Operation Service Business Assets Transfer Agreement (this “Agreement”) is entered into this 19th day of November, 2008 in [address of execution], by and between [applicable CNPC subordinate enterprise] (“Party A”), with its business license number being [_________] and registered address being at [_________], and [applicable PetroChina branch] (“Party B”), with its business license number being [_________] and registered address being at [_________].
     Whereas,
(i)	Party A is a/an [enterprise type] incorporated on [_________] and is a wholly-owned subsidiary of China National Petroleum Corporation (“CNPC”);]
(ii)	Party B is a branch of PetroChina Company Limited (“PetroChina”) incorporated on [_________];
(ii)	Party A agrees to transfer to Party B, and Party B agrees to purchase from Party A, the assets (including liabilities) of Party A’s risk operation service business, subject to the terms and conditions of this Agreement.
     Party A and Party B hereby reach agreement as follows:
Article 1          Definitions
1.1	For purposes of this Agreement, unless the context otherwise specifies, terms in this Agreement and the exhibits hereto shall have the meanings set forth below:

“Agreement” or this “Agreement”	refers to this Risk Operation Service Business Assets Transfer Agreement dated November 19, 2009 by and between the parties hereto;

“Party A”	refers to [applicable CNPC subordinate enterprise] and its subsidiaries, branches and other affiliated entities; unless otherwise required by the context, the term “Party A” shall include all the assets and business of Party A;

“Party B”	refers to [applicable PetroChina branch] and its subsidiaries, branches and other affiliated entities; unless otherwise required by the context, the term “Party B” shall include all the assets and business of Party B;

“Risk Operation Service Business”	refers to the full-range risk operation services discussed hereunder provided by Party A at Party A’s own expense and risk, to PetroChina’s development and production operation in the hard-to-exploit blocks as designated by PetroChina;

“Risk Operation Service Business Assets”	refers to the assets to be transferred hereunder, which are generated by Party A’s Risk Operation Service Business, the scope of which is as set forth in detail in Exhibit 2 hereto;

“Closing”	has the meaning set forth in Article 4 hereof;

“Closing Date”	the later of November 30, 2008 or the date on which all the conditions specified in Article 5 below have been satisfied;

“Base Date”	refers to August 31, 2008, the date on which the assets appraisal is conducted for the purposes of the transfer contemplated hereunder;

“Audit Report”	refers to the Audit Report (Tian Yuan Quan Shen Zi [2008] No. [______]) dated [______], 2008 prepared by Beijing Tianyuanquan Certified Public Accountants Ltd. for the purposes of the transfer contemplated hereunder; and

“Appraisal Report”	refers to the Assets Appraisal Report (Zhong Qi Hua Ping Bao Zi(2008) No. 378-[______]) dated October 24, 2008 issued by China Enterprise Appraisal Co., Ltd.

1.2	Unless otherwise specified herein, for the purposes of this Agreement,
(a)	All references herein to a party shall include the successors thereof;

(b)	All references herein to Articles or Schedule shall refer to Articles or Schedules of this Agreement;

(c)	This Agreement shall be construed to refer to this Agreement as extended, amended, modified or supplemented from time to time;

(d)	Headings used herein are for convenience only, and shall not in any way affect the meaning or performance of this Agreement; and

(e)	Any subsidiary or affiliated entity of Party A shall not include Party B or any of its subsidiaries or affiliated entities.
Article 2          Delivery of Assets
2.1	Subject to the terms and conditions of this Agreement, Party A shall deliver to Party B, and Party B shall take delivery from Party A of, the Risk Operation Service Business Assets and any and all the existing and future rights attached thereto, in reliance on Party A’s relevant representations, warranties and covenants contained herein.
2.2	The Risk Operation Service Business Assets are described in greater detail in Exhibit 2 hereto.

Article 3          Transfer of Assets
     The parties hereto agree that the consideration for the Risk Operation Service Business Assets shall be RMB [_________], as determined based on the Appraisal Report dated August 31, 2008-the Base Date, prepared by China Enterprise Appraisal Co., Ltd., plus any change to the equity attributable to the Risk Operation Service for the period from the Base Date to the Closing Date as reflected on Party A’s financial statements, and shall be paid in cash to Party A.
Article 4          Closing
4.1	Date of Closing
The closing of the assets transfer contemplated hereunder (the “Closing”) shall occur on the later of November 30, 2008 or the date on which all the conditions set forth in Article 5 herein below are satisfied (either the “Closing Date”).
4.2	At the Closing, Party A shall:
4.2.1	deliver to Party B:
(i)	the Risk Operation Service Business Assets and any and all the certificates, deeds, operating licenses, title documents and other instruments that evidence any and all the title and operating rights to and in the Risk Operation Service Business Assets are vested with Party B, including but not limited to, land use certificates, building title certificates, accounting books and records, property insurance policies and receipts for insurance premium payment;

(ii)	any and all the third party consents necessary for Party A’s transfer to Party B of the Risk Operation Service Business Assets, including but not limited to, consents from relevant creditors and consents from relevant governmental authorities; and

(iii)	any and all the effective contracts, books, certificates, records and other instruments (including financial records) possessed or controlled by Party A in connection with the Risk Operation Service Business Assets, and
4.2.2	allow Party B to take possession of the Risk Operation Service Business Assets.

4.3	Party B shall obtain the Risk Operation Service Business Assets as from the Closing Date (inclusive). As from the Closing Date, Party B shall become the sole owner of the Risk Operation Service Business Assets and have all the operating rights in and to the Risk Operation Service Business Assets.

4.4	Unless otherwise specified herein, any and all the profits, interests, creditor’s rights, debts and other rights and obligations generated by the Risk Operation Service Business Assets prior to the Closing Date shall be exercised and performed by Party A.

4.5	In case Party A fails to fully comply with Section 4.2 above, Party B may elect to consummate the Closing to the extent practicable without any prejudice to any other remedies and rights available to it under this Agreement.
Article 5          Closing Conditions
5.1	The Closing shall be subject to the satisfaction of all the following preconditions:
(a)	Party B has completed its due diligence with respect to the status of the Risk Operation Service Business Assets;

(b)	Party A has obtained from its creditors and any other relevant third parties any and all the necessary consents for Party A’s transfer of the Risk Operation Service Business Assets to Party B;

(c)	there has been no material adverse change to the operation or technical performance of the Risk Operation Service Business; and

(d)	As at the Closing Date, Party A’s representations, warranties and covenants contained herein shall remain true, accurate, complete and effective.
5.2	The parties hereto shall make all reasonable efforts to ensure that all the conditions set forth in Section 5.1 above will have been satisfied by November 30, 2008. Where any condition set forth in Section 5.1 fails to be satisfied by November 30, 2008 for any reason on the part of Party A, Party B shall have the right to terminate this Agreement at its discretion.

5.3	Each of the parties hereto agrees that where any regulatory authority in the jurisdiction in which its shares are listed and relevant PRC governmental authorities intend to impose certain conditions on the approval of the transfer of the Risk Operation Service Business Assets as contemplated hereunder, the parties will negotiate corresponding and appropriate amendments to this Agreement and other relevant Closing conditions. Where no agreement can be reached through such negotiations and the performance of this Agreement will result in either Party A or Party B violating any PRC law and/or relevant listing rules, either Party A or Party B, as the case may be, shall have the right to terminate this Agreement at its sole discretion.
Article 6          Post-execution Obligations of Party A
6.1	Party A undertakes that it will use its best efforts to provide Party B with any and all materials and assistance in connection with the operation and maintenance of any Risk Operation Service Business reasonably requested by Party B.

6.2	Without the consent of Party B, Party A may not make use of or disclose or divulge to any third party any information relating to any Risk Operation Service Business Assets except where the information is otherwise available in the public domain or where disclosure is required by the orders of a court having competent jurisdiction or the relevant regulatory authorities.
Article 7          Representations, Warranties and Covenants of Party A
7.1	Party A hereby makes the representations, warranties and covenants in accordance with the terms set forth under Exhibit 1 (“Warranties”) to Party B, and acknowledges that the execution by Party B of this Agreement is based on the reliance of Party B on such Warranties.

7.2	Each Warranty of Party A set forth in Exhibit 1 shall be severable and independent, and none of other provisions in this Agreement or the exhibits hereto may limit such Warranties.

7.3	Party A hereby further undertakes to indemnify Party B in all for and against all losses or liabilities, including but not limited to, the decrease of the value of any Risk Operation Service Business Assets, arising from breaches of any Warranties by Party A. In the event of any breach by Party A of Article 1 or 2 of Exhibit 1 hereto, Party B shall have the right to terminate this Agreement.

7.4	Both before and after the Closing, Party A shall promptly inform Party B in writing of any violations of the Warranties or any matters not consistent with the Warranties it becomes aware of.
Article 8          Representations and Warranties of Party B
     Party B hereby represents and warrants to Party A that from the date of this Agreement to the Closing Date (inclusive):
8.1	Party B is a company duly organized and validly existing under the laws of the PRC and has statutory corporate rights.

8.2	Party B has all necessary authority to enter into and perform this Agreement.

8.3	The execution and performance of this Agreement by Party B does not violate any laws or regulations applicable to it.

8.4	This Agreement constitutes a valid and binding contract of Party B.
Article 9          Employees
     Party B may conduct its employment management in its own discretion for the purpose of continuous operation of the Risk Operation Service Business Assets, including employing the former employees employed by Party A for the Risk Operation Service Business.
Article 10          Access to Information
     From the date of this Agreement, Party A shall provide Party B and any persons authorized by Party B with and shall cause such person to be provided with access to (including the right to make copies of, where necessary) all materials regarding the Risk Operation Service Business Assets, and all books, title instruments, contracts, records and any other documents regarding the Risk Operation Service Business Assets, and the executive officers and employees of Party A shall promptly furnish such materials and explanations with respect thereto to any such persons.
Article 11          Force Majeure
     If a party has been prevented from performing all or part of its obligations provided in this Agreement because of an event of Force Majeure, including earthquake, typhoon, flood, fire, war and any governmental interference, or change of circumstances, it shall immediately notify the other Party in writing, and shall provide details of the event of Force Majeure or change of circumstances, as well as valid evidence supporting its inability to perform all or part of its obligations hereunder or the reasons for the delayed performance, within seven (7) days following the occurrence of such an event. The parties shall negotiate to terminate this Agreement, partially release or delay the performance of the affected obligations, according to the influence of such an event on the performance of this Agreement.
Article 12          Communications
     Notices or other communications required to be given by either party hereto pursuant to this Agreement shall be written in Chinese and sent by personal delivery or in registered mail or facsimile to the address/fax number of the other party set forth below, and shall be deemed to have been duly given (i) on the date of delivery if by personal delivery, (ii) seven days (excluding public holidays) after being delivered to postal services (as indicated by the postmark) if by registered mail, or (iii) upon the completion of transmission if by facsimile, provided however that the sender shall provide the intended recipient with the electronic answerbacks printed out by the sender’s facsimile machine indicating the complete transmission of the relevant notice or other communication to the intended recipient.
     If to Party A:
[applicable CNPC subordinate enterprise]
Address: [______________]
Fax: [_______________]

     If to Party B:
[applicable PetroChina branch]
Address: [_______________]
Fax: [______________]
Article 13          Governing Law and Dispute Resolution
13.1	This Agreement shall be governed by and construed in accordance with the laws of the PRC.
13.2	Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultations between Party A and Party B. If any dispute cannot be settled through consultations, such dispute shall be submitted to the respective supervisory organ of each party for resolution through further consultations. Where any dispute still fails to be resolved through such further consultations, either Party A or Party B may refer such dispute to the Beijing Arbitration Commission. Such dispute shall be finally settled by arbitration in accordance with the then effective rules of arbitration of the Beijing Arbitration Commission. The arbitral award is final and binding upon both parties.
Article 14          Other Provisions
14.1	The parties shall be solely responsible for their own costs and expenses arising from the transfer of the Risk Operation Service Business Assets hereunder according to the applicable laws.

14.2	The invalidity, illegality or unenforceability of any term or other provision of this Agreement in any aspect at any time may not affect or prejudice the legality, validity and enforceability of any other terms and provisions of this Agreement.

14.3	This Agreement may not be assigned by either party hereto without consent from the other party hereto.

14.4	This Agreement together with any documents referred to herein shall constitute an entire agreement between the parties hereto. The parties expressly represent that any amendment to this Agreement shall be invalid unless in writing.

14.5	This Agreement shall come into effect upon being executed and stamped by the representative of each party.

Party A
[applicable CNPC subordinate enterprise] (company seal)
Authorized representative: /s/ [                  ]
Party B:
[applicable PetroChina branch] (company seal)
Authorized representative: /s/ [                  ]

Exhibit 1 Further Representations, Warranties and Covenants of Party A
1. Corporate Matters
1.1	Party A is a/an [enterprise type] duly organized and validly existing under the laws of the PRC and has full and legal rights to own its assets and operate its business.

1.2	The business license, articles of association and other documents of Party A provided to Party B are accurate and complete, and for documents provided in photocopy, photocopies conform with the original.

1.3	Party A has all necessary power and authority to execute this Agreement and perform its obligations hereunder.

1.4	This Agreement and any other documents to be executed by Party A pursuant to this Agreement shall constitute the valid and binding obligations of Party A, which are enforceable in accordance with the relevant terms.
2. Approvals
2.1	The transfer of the Risk Operation Service Business Assets by Party A to Party B shall be conducted in accordance with the PRC law.

2.2	At the Closing Date, all governmental approvals required for the transfer of the Risk Operation Service Business Assets, including but not limited to, the required approval for the change of land use rights certificates and title certificates, shall have been obtained, and Party A does not receive any notice that such approvals have been cancelled.

2.3	Party A has been granted all necessary authorization for the execution and performance of this Agreement.

2.4	The execution and performance of this Agreement does not violate any applicable laws or regulations.
3. Ownership and Conditions of Assets
3.1	Except as otherwise indicated, none of the Risk Operation Service Business Assets are subject to any encumbrance of any form. In the event of any legal proceedings in respect of financial guarantees or any other disputes arising prior to the Closing Date, such proceedings or disputes shall be assumed by Party A. Details regarding the Risk Operation Service Business Assets set forth in Exhibit 2 are true, complete and accurate in all aspects.

3.2	Party A shall have full ownership and/or use right to Risk Operation Service Business Assets, and there does not exist any requirement requiring that all or any portion of the Risk Operation Service Business Assets shall be transferred to any third party.

3.3	The construction and operation of the Risk Operation Service Business Assets have been approved by the competent PRC authorities and do not violate any PRC law or regulation.

3.4	Party A has been operating the Risk Operation Service Business Assets in compliance with the applicable PRC laws and regulations.

3.5	The machines, equipment, buildings and other overground and underground structures forming a part of the Risk Operation Service Business Assets are substantially in a sound status and fit for their intended purposes.

3.6	In terms of the demarcation lines or passages of any land, buildings and other structures forming a part of the Risk Operation Service Business Assets, there are not any disputes with the adjacent property owners or the competent authorities of state-owned land resources.

3.7	There has never occurred any material interruption in the public utilities, such as the water supply, drainage, electricity supply or gas supply, in the buildings or other overground and underground structures forming a part of the Risk Operation Service Business Assets.

3.8	Party A holds good and transferable title and/or use right to the land, buildings and other structures that form a part of the Risk Operation Service Business Assets and are owned by Party A or the Risk Operation Service Business, and is the legal and de facto owner thereof under applicable laws and regulations.
4. Continuous Operations
To the knowledge of Party A, there was/is not any circumstance which may materially affect the continuous operation of the Risk Operation Service Business Assets after Closing.
5. Confidential Information
Any activity conducted by Party A on the Risk Operation Service Business Assets does not infringe on or abuse any know-how, customer or supplier list, trade secrets, proprietary technologies, patents or other confidential information of any third parties.
6. Environmental Compliance
In the course of construction and operation of the Risk Operation Service Business, Party A has always been in full compliance with any and all applicable laws and regulations regarding environmental protection (“Environmental Laws and Regulations”), and has never been subject to any governmental punishment due to the violation of any Environmental Laws and Regulations. Party A has sufficient resources and facilities, and will, at Party B’s request, assist Party B after Closing in complying with all Environmental Laws and Regulations which are currently in effect.
7. Accuracy of the Information Provided
7.1	All the information contained in this Agreement (including without limitation, those covered in the preamble hereof) are true and accurate.

7.2	All the information provided by Party A prior to the execution of this Agreement to Party B and its professional advisors, officers and other staff in connection with the Risk Operation Service Business were/will be true and accurate at the time of provision and during the period from the execution of this Agreement to the Closing Date. In addition, there does not exist any fact or circumstance that may render any of the above information untrue, inaccurate or misleading and has not been disclosed to Party B or its professional advisors in writing.
8. Indemnification
8.1	Party A undertake to keep Party B indemnified for any claims arising from Party A’s violation of any provision hereunder, including without limitation, Article 7 herein and “Further Representations, Warranties and Covenants of Party A” as set forth in Exhibit 1.

Exhibit 2 Scope of the Risk Operation Service Business Assets
The Risk Operation Service Business Assets shall consist of [_________], including but not limited to, assets relating to the Risk Operation Service Business and the assets, liabilities and interests associated therewith, which in particular, include the following assets:
1.	such assets as the buildings and other structures, cash, bank deposits and accounts, inventories, receivables, machinery and equipment and ancillary devices and facilities owned by Party A or any entity forming a part of the Risk Operation Service Business;

2.	the rights and obligations under the contracts and agreements (including any amendments and supplements thereto) executed by Party A in respect of the Risk Operation Service Business Assets, including title to buildings and guarantees with respect to such contracts and agreements;

3.	if transferrable in accordance with applicable laws, all the rights under any and all the permits, licenses, approval certificates, certificates, power of attorney, and any other similar documents possessed or owned by Party A or any entity forming a part of the Risk Operation Service Business;

4.	claims, set-off rights or any other similar rights of Party A or any entity forming a part of the Risk Operation Service Business Assets, in each case, relating to or arising from the Risk Operation Service Business Assets; and

5.	business records, accounting records, operating records, operating data, operating statistical data, manuals, maintenance handbooks, training handbooks and relevant technical records, technical documentation, technical data, technical drawings, technical handbooks, technical books, project research and development records and any other know-how, whether saved in written, electronic or any other media.
Any other assets set forth in the Appraisal Report. The parties hereto agree that where they have any disagreement on the understanding of the Risk Operation Service Business Assets set forth in this Schedule, the contents of the Appraisal Report shall prevail.

Exhibit 2 to Risk Operation Service Business Assets Transfer Agreement with Jilin
Petroleum Group Company Limited
Scope of the Risk Operation Service Business Assets
The Risk Operation Service Business Assets shall consist of such subsidiary entities of Party A as Xinmu Oil and Gas Extraction Plant, Qian-an Oil and Gas Extraction Plant, and Xinli Oil and Gas Extraction Plant, including but not limited to, assets relating to the Risk Operation Service Business and the assets, liabilities and interests associated therewith, which in particular, include the following assets:
1.	such assets as the buildings and other structures, cash, bank deposits and accounts, inventories, receivables, machinery and equipment and ancillary devices and facilities owned by Party A or any entity forming a part of the Risk Operation Service Business;

2.	the rights and obligations under the contracts and agreements (including any amendments and supplements thereto) executed by Party A in respect of the Risk Operation Service Business Assets, including title to buildings and guarantees with respect to such contracts and agreements;

3.	if transferrable in accordance with applicable laws, all the rights under any and all the permits, licenses, approval certificates, certificates, power of attorney, and any other similar documents possessed or owned by Party A or any entity forming a part of the Risk Operation Service Business;

4.	claims, set-off rights or any other similar rights of Party A or any entity forming a part of the Risk Operation Service Business Assets, in each case, relating to or arising from the Risk Operation Service Business Assets; and

5.	business records, accounting records, operating records, operating data, operating statistical data, manuals, maintenance handbooks, training handbooks and relevant technical records, technical documentation, technical data, technical drawings, technical handbooks, technical books, project research and development records and any other know-how, whether saved in written, electronic or any other media.
Any other assets set forth in the Appraisal Report. The parties hereto agree that where they have any disagreement on the understanding of the Risk Operation Service Business Assets set forth in this Schedule, the contents of the Appraisal Report shall prevail.

Exhibit 2 to Risk Operation Service Business Assets Transfer Agreement with Sichuan
Petroleum Board
Scope of the Risk Operation Service Business Assets
The Risk Operation Service Business Assets shall consist of such subsidiary entities of Party A as East Sichuan Development Company and Energy Exploration Development Company, including but not limited to, assets relating to the Risk Operation Service Business and the assets, liabilities and interests associated therewith, which in particular, include the following assets:
1.	such assets as the buildings and other structures, cash, bank deposits and accounts, inventories, receivables, machinery and equipment and ancillary devices and facilities owned by Party A or any entity forming a part of the Risk Operation Service Business;

2.	the rights and obligations under the contracts and agreements (including any amendments and supplements thereto) executed by Party A in respect of the Risk Operation Service Business Assets, including title to buildings and guarantees with respect to such contracts and agreements;

3.	if transferrable in accordance with applicable laws, all the rights under any and all the permits, licenses, approval certificates, certificates, power of attorney, and any other similar documents possessed or owned by Party A or any entity forming a part of the Risk Operation Service Business;

4.	claims, set-off rights or any other similar rights of Party A or any entity forming a part of the Risk Operation Service Business Assets, in each case, relating to or arising from the Risk Operation Service Business Assets; and

5.	business records, accounting records, operating records, operating data, operating statistical data, manuals, maintenance handbooks, training handbooks and relevant technical records, technical documentation, technical data, technical drawings, technical handbooks, technical books, project research and development records and any other know-how, whether saved in written, electronic or any other media.
Any other assets set forth in the Appraisal Report. The parties hereto agree that where they have any disagreement on the understanding of the Risk Operation Service Business Assets set forth in this Schedule, the contents of the Appraisal Report shall prevail.

Exhibit 2 to Risk Operation Service Business Assets Transfer Agreement with Northern
China Petroleum Board
Scope of the Risk Operation Service Business Assets
The Risk Operation Service Business Assets shall consist of such subsidiary entities of Party A as Risk Operation Project Department and Well Operation Company, including but not limited to, assets relating to the Risk Operation Service Business and the assets, liabilities and interests associated therewith, which in particular, include the following assets:
1.	such assets as the buildings and other structures, cash, bank deposits and accounts, inventories, receivables, machinery and equipment and ancillary devices and facilities owned by Party A or any entity forming a part of the Risk Operation Service Business;

2.	the rights and obligations under the contracts and agreements (including any amendments and supplements thereto) executed by Party A in respect of the Risk Operation Service Business Assets, including title to buildings and guarantees with respect to such contracts and agreements;

3.	if transferrable in accordance with applicable laws, all the rights under any and all the permits, licenses, approval certificates, certificates, power of attorney, and any other similar documents possessed or owned by Party A or any entity forming a part of the Risk Operation Service Business;

4.	claims, set-off rights or any other similar rights of Party A or any entity forming a part of the Risk Operation Service Business Assets, in each case, relating to or arising from the Risk Operation Service Business Assets; and

5.	business records, accounting records, operating records, operating data, operating statistical data, manuals, maintenance handbooks, training handbooks and relevant technical records, technical documentation, technical data, technical drawings, technical handbooks, technical books, project research and development records and any other know-how, whether saved in written, electronic or any other media.
Any other assets set forth in the Appraisal Report. The parties hereto agree that where they have any disagreement on the understanding of the Risk Operation Service Business Assets set forth in this Schedule, the contents of the Appraisal Report shall prevail.

Exhibit 2 to Risk Operation Service Business Assets Transfer Agreement with Dagang
Oilfields Group Company Limited
Scope of the Risk Operation Service Business Assets
The Risk Operation Service Business Assets shall consist of Party A’s Oil and Gas Co-development Company (the portion not publicly listed), including but not limited to, assets relating to the Risk Operation Service Business and the assets, liabilities and interests associated therewith, which in particular, include the following assets:
1.	such assets as the buildings and other structures, cash, bank deposits and accounts, inventories, receivables, machinery and equipment and ancillary devices and facilities owned by Party A or any entity forming a part of the Risk Operation Service Business;

2.	the rights and obligations under the contracts and agreements (including any amendments and supplements thereto) executed by Party A in respect of the Risk Operation Service Business Assets, including title to buildings and guarantees with respect to such contracts and agreements;

3.	if transferrable in accordance with applicable laws, all the rights under any and all the permits, licenses, approval certificates, certificates, power of attorney, and any other similar documents possessed or owned by Party A or any entity forming a part of the Risk Operation Service Business;

4.	claims, set-off rights or any other similar rights of Party A or any entity forming a part of the Risk Operation Service Business Assets, in each case, relating to or arising from the Risk Operation Service Business Assets; and

5.	business records, accounting records, operating records, operating data, operating statistical data, manuals, maintenance handbooks, training handbooks and relevant technical records, technical documentation, technical data, technical drawings, technical handbooks, technical books, project research and development records and any other know-how, whether saved in written, electronic or any other media.
Any other assets set forth in the Appraisal Report. The parties hereto agree that where they have any disagreement on the understanding of the Risk Operation Service Business Assets set forth in this Schedule, the contents of the Appraisal Report shall prevail.

Exhibit 2 to Risk Operation Service Business Assets Transfer Agreement with
Changqing Petroleum Exploration Board
Scope of the Risk Operation Service Business Assets
The Risk Operation Service Business Assets shall consist of Party A’s Low-efficiency Reserve Co-development Project Group, including but not limited to, assets relating to the Risk Operation Service Business and the assets, liabilities and interests associated therewith, which in particular, include the following assets:
1.	such assets as the buildings and other structures, cash, bank deposits and accounts, inventories, receivables, machinery and equipment and ancillary devices and facilities owned by Party A or any entity forming a part of the Risk Operation Service Business;

2.	the rights and obligations under the contracts and agreements (including any amendments and supplements thereto) executed by Party A in respect of the Risk Operation Service Business Assets, including title to buildings and guarantees with respect to such contracts and agreements;

3.	if transferrable in accordance with applicable laws, all the rights under any and all the permits, licenses, approval certificates, certificates, power of attorney, and any other similar documents possessed or owned by Party A or any entity forming a part of the Risk Operation Service Business;

4.	claims, set-off rights or any other similar rights of Party A or any entity forming a part of the Risk Operation Service Business Assets, in each case, relating to or arising from the Risk Operation Service Business Assets; and

5.	business records, accounting records, operating records, operating data, operating statistical data, manuals, maintenance handbooks, training handbooks and relevant technical records, technical documentation, technical data, technical drawings, technical handbooks, technical books, project research and development records and any other know-how, whether saved in written, electronic or any other media.
Any other assets set forth in the Appraisal Report. The parties hereto agree that where they have any disagreement on the understanding of the Risk Operation Service Business Assets set forth in this Schedule, the contents of the Appraisal Report shall prevail.

Exhibit 2 to Risk Operation Service Business Assets Transfer Agreement with Liaohe
Petroleum Exploration Board
Scope of the Risk Operation Service Business Assets
The Risk Operation Service Business Assets shall consist of such subsidiary entities of Party A as Xinglongtai Engineering Technology Department, Shuguang Engineering Technology Department, Huanxiling Engineering Technology Department, Ciyutuo Engineering Technology Department, Gaosheng Engineering Technology Department, Shenyang Engineering Technology Department, Jinzhou Engineering Technology Department, Oil and Gas Co-development Department, Surrounding Area Exploration Project Unit, China Huayou Group Corporation, Fuel Gas Business Unit, Oil and Gas Engineering Technology Department, and Import and Export Company, including but not limited to, assets relating to the Risk Operation Service Business and the assets, liabilities and interests associated therewith, which in particular, include the following assets:
1.	such assets as the buildings and other structures, cash, bank deposits and accounts, inventories, receivables, machinery and equipment and ancillary devices and facilities owned by Party A or any entity forming a part of the Risk Operation Service Business;

2.	the rights and obligations under the contracts and agreements (including any amendments and supplements thereto) executed by Party A in respect of the Risk Operation Service Business Assets, including title to buildings and guarantees with respect to such contracts and agreements;

3.	if transferrable in accordance with applicable laws, all the rights under any and all the permits, licenses, approval certificates, certificates, power of attorney, and any other similar documents possessed or owned by Party A or any entity forming a part of the Risk Operation Service Business;

4.	claims, set-off rights or any other similar rights of Party A or any entity forming a part of the Risk Operation Service Business Assets, in each case, relating to or arising from the Risk Operation Service Business Assets; and

5.	business records, accounting records, operating records, operating data, operating statistical data, manuals, maintenance handbooks, training handbooks and relevant technical records, technical documentation, technical data, technical drawings, technical handbooks, technical books, project research and development records and any other know-how, whether saved in written, electronic or any other media.
Any other assets set forth in the Appraisal Report. The parties hereto agree that where they have any disagreement on the understanding of the Risk Operation Service Business Assets set forth in this Schedule, the contents of the Appraisal Report shall prevail.